UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 24, 2004

                               DATASCENSION INC.
                        (formerly known as NUTEK, INC.)
              (Exact name of Registrant as specified in charter)

           Nevada                      0-29087           87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)

         6330 McLeod Drive, Suite 1, Las Vegas, NV             89120
        (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code:   (702) 262-2061

ITEM 5. OTHER ITEMS

On March 24, 2004, the Company received confirmation from the NASD that the "V" would be removed from the Registrant's stock symbol, effective March 25, 2004. All trades conducted while the "V" was present, that is "trading as when issued", will be expected to clear and settle by March 30, 2004. The Company's stock symbol will be DTSN and will be changed back to T+3 status effective March 25, 2004.

The reason for this change is that specific criteria for the exchange of Nutek shares to Datascension shares have been met by the company.

During the mandatory exchange period, which began on January 26, 2004, NASDAQ changed trading and quotation of Datascension Inc.'s securities on the OTC Bulletin Board ("OTCBB") to a "when-issued" basis.

The effect of the "when-issued" basis was to take the clearing and settlement of trades temporarily outside of the T+3 rule, which has the effect of suspending clearing and settling trades of Datascension, Inc.'s stock during the time that the "when-issued" status is in effect.

Participants with questions are encouraged to review the NASD release, UPC 037-2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 24, 2004

                              DATASCENSION, INC.


                              By:
                              /s/ Murray N. Conradie
                              -------------------
                              Murray N. Conradie, CEO